                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant [X]
Filed by a Party other than the registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement        [_] Confidential, For Use of the
                                           Commission Only (as permitted
                                           by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 MEDAREX, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  MEDAREX, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  (5) Total fee paid:

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   [_] Fee paid previously with preliminary materials:

   [_] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

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

                                 MEDAREX, INC.

                              1545 Route 22 East

                          Annandale, New Jersey 08801

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Medarex, Inc. at 10:00 A.M. on Thursday, May 21, 1998 at the Company's facilities located at 1545 Route 22 East, Annandale, New Jersey 08801.

         This booklet includes the Notice of the Annual Meeting and the Proxy Statement which contains certain information concerning the meeting including the election of directors and a number of other matters of significance to shareholders.

         Management will report on the Company's activities since the last annual meeting of shareholders held on Thursday, May 15, 1997 and shareholders will have an opportunity to ask questions.

         Shareholder interest in the affairs of the Company is welcomed and encouraged. It is very important that you promptly cast your votes on the matters to be considered at the Annual Meeting, regardless of the size of your holdings. Even if you plan to attend the Annual Meeting in person, we urge you to complete, sign and return the enclosed proxy as soon as possible. Doing so will assure your representation if you cannot attend. If you attend in person after sending in your proxy, you may withdraw it at the meeting and vote in person.

                                                         Sincerely yours,

                                                         /s/ DONALD L. DRAKEMAN

                                                         DONALD L. DRAKEMAN
                                                         President

April 20, 1998

                                 MEDAREX, INC.

                              1545 Route 22 East

                          Annandale, New Jersey 08801

                           NOTICE OF ANNUAL MEETING

                          To Be Held on May 21, 1998

To Our Shareholders:

         The Annual Meeting of Shareholders of MEDAREX, INC. (the "Company") will be held at the Company's facilities located at 1545 Route 22 East, Annandale, New Jersey 08801 on Thursday, May 21, 1998, at 10:00 A.M. to consider and take action on the following matters:

         1. To elect three Class III Directors each for a term to expire in 2001;

         2. To ratify and approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of record of shares of common stock at the close of business on April 3, 1998 are entitled to notice of and to vote at the Annual Meeting. A Proxy Statement explaining the matters to be acted upon at the Annual Meeting follows. Please read it carefully.

         Whether or not you expect to be personally present at the meeting, please be sure that the enclosed proxy is properly completed, dated, signed and returned without delay in the enclosed envelope. Any proxy may be revoked at any time before it is exercised by following the instructions set forth on page one of the accompanying proxy statement.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ MICHAEL A. APPELBAUM

                                              MICHAEL A. APPELBAUM
                                    Executive Vice President - Finance and
                                                 Administration,
                                Chief Financial Officer, Secretary and Treasurer

April 20, 1998

                                 MEDAREX, INC.

                              1545 Route 22 East

                          Annandale, New Jersey 08801

                                                          April 20, 1998

                                PROXY STATEMENT

SOLICITATION AND VOTING OF PROXIES

         This Proxy Statement and enclosed Proxy Card are furnished in connection with the solicitation on behalf of the Board of Directors of Medarex, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, May 21, 1998. This Proxy Statement and accompanying Proxy Card are being mailed to shareholders on or about April 20, 1998.

         The Board of Directors of the Company has fixed the close of business on April 3, 1998 as the record date for the determination of holders of shares of outstanding Common Stock, par value $.01 per share, entitled to notice of and to vote at the Annual Meeting. On that date, there were 22,188,986 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote per share for each matter submitted to a vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote will constitute a quorum for the transaction of business.

         All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

         A proxy in the accompanying form which is properly signed, dated and returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no instructions are indicated, proxies will be voted as recommended by the Board of Directors. Shareholders who execute proxies may revoke them at any time prior to their being exercised by delivering written notice to the Secretary of the Company or by subsequently executing and delivering another proxy at any time prior to the voting. Mere attendance at the Annual Meeting will not revoke the proxy, but a shareholder present at the Annual Meeting may revoke his proxy and vote in person.

         As of the date of this Proxy Statement, the only business which the management of the Company intends to present at the Annual Meeting are the matters set forth in the accompanying Notice of Annual Meeting. Management has no knowledge of any other business to be presented at the Annual Meeting. If other business is brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote according to their discretion.

BOARD OF DIRECTORS AND COMMITTEES

         Under the Company's Restated Certificate of Incorporation and Amended and Restated By-laws, the Board of Directors is divided into three classes - Class I, Class II and Class III - in a manner providing for staggered three-year terms of classes. The Board is currently comprised of eight members. As the terms of each class expire, their successors will be elected to serve for a term of three years and until their respective successors are elected and qualified or until their resignation, removal or ineligibility. The Company's Board of Directors held eight meetings in 1997. Each of the directors attended at least 87.5% of the total of the Board and their committee meetings held during 1997.

         The Board of Directors has established an Audit Committee, a Stock Option Committee and a Compensation Committee. The Audit Committee is currently comprised of Charles R. Schaller and Dr. Michael W. Fanger both of whom are non-employee directors. The Stock Option Committee is currently comprised of Irwin Lerner and Dr. Fanger, both of whom are non-employee directors. The Compensation Committee is currently comprised of Mr. Lerner, Mr. Schaller and Dr. Julius A. Vida, all of whom are non-employee directors.

         The functions of the Company's Audit Committee include recommending the engagement and discharge of the independent auditors, directing and supervising special investigations, reviewing with the independent auditors the plan and results of the Company's procedures for internal auditing, reviewing the independence of the independent auditors, considering the range of audit fees and reviewing the adequacy of the Company's system of internal accounting controls. The Audit Committee held one meeting in 1997 and one meeting to date in 1998.

         The functions of the Company's Stock Option Committee are to administer the Company's stock option plans (the "Plans") and to review and determine the officers, directors (excluding committee members), employees and consultants to whom stock options should be granted, the number of shares to be optioned and the option price to be paid. The Company's Stock Option Committee acted 22 times in 1997.

         The function of the Company's Compensation Committee is to review and determine salaries for officers and key employees as well as review and determine bonuses and other special awards of employee compensation and benefits. The Compensation Committee held two meetings in 1997.

         The Company currently has no executive committee or standing nominating committee. There are no arrangements or understandings with any director pursuant to which he has been elected a director.

         Outside non-employee directors of the Company receive $1,000 per meeting, as compensation for their attendance at regular and special meetings of the Board. In addition, directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company. During 1997, no director received any compensation (other than reimbursement for reasonable out-of-pocket expenses incurred in connection with attending Board meetings) for services rendered to the Company as a director. During 1997, Mr. Schaller was paid for services rendered to the Company as a management consultant and Dr. Fanger was paid for services rendered to the Company as a scientific and technical consultant. In addition, Dr. Vida, Dr. W. Leigh Thompson, Jr. and Mr. Lerner were paid for services rendered as business development consultants. These fees did not exceed $30,000 individually or $100,000 in the aggregate. See "Executive Compensation -- Employment and Related Agreements" below. Dr. Donald L. Drakeman and Dr. Lisa N. Drakeman are husband and wife. There are no other family relationships among any of the directors or executive officers of the Company.

PROPOSAL 1 - ELECTION OF THREE CLASS III DIRECTORS

         Mr. Irwin Lerner, Dr. Julius A. Vida and Dr. W. Leigh Thompson, Jr., whose terms as directors expire at the Annual Meeting, have been nominated to stand for re-election as directors each to hold office until the 2001 Annual Meeting of Shareholders or until his respective successor is elected and qualified.

         Unless authority to vote for the election of each director shall have been withheld in the manner provided in the accompanying proxy, the votes represented by such proxy will be cast for the election of the above-named nominees, or for one or more substitute nominees recommended by the Board of Directors in the event that by reason of contingencies not presently known to the Board of Directors one or more of the above-named nominees should become unavailable for election.

         Required Vote for Election. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present at the Annual Meeting in person or by proxy, a quorum being present, is required for the election of the Company's directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MR. IRWIN LERNER, DR. JULIUS A. VIDA AND DR. W. LEIGH THOMPSON, JR., AS DIRECTORS EACH TO SERVE UNTIL THE 2001 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS SUCCESSOR IS ELECTED AND IS QUALIFIED.

         Set forth below is certain information furnished by and concerning each nominee for election as a director and the five directors whose terms of office extend beyond the forth-coming Annual Meeting.

Nominees for Election of Class III Directors each for a Term Expiring in 2001

         Dr. Julius A. Vida (age 69) has been a director since February 9, 1994.
         ------------------
Since 1993, Dr. Vida has been a self-employed pharmaceutical consultant with VIDA International Pharmaceutical Consultants, Inc. From 1975 until his retirement in 1993, Dr. Vida held various positions at Bristol-Myers Squibb Co. and its predecessors, Bristol-Myers Co. and Bristol Laboratories. From 1991 to 1993, Dr. Vida was Vice President, Business Development, Licensing and Strategic Planning, and from 1985 to 1991, he was Vice President, Licensing. Dr. Vida graduated from Pazmany Peter University, Budapest, Hungary, holds an M.S. and a Ph.D. in Organic Chemistry from Carnegie Institute of Technology, was a Postdoctoral Fellow at Harvard University, and holds an M.B.A. from Columbia University. Dr. Vida is also a director of Biomatrix, Inc., and Supergen, Inc., publicly traded biotechnology companies.

         Irwin Lerner (age 67) was appointed to the Board of Directors of the
         ------------
Company effective September 8, 1995. On May 19,1997 Mr. Lerner became Chairman of the Board of Directors. Mr. Lerner served as the Chairman of the Board of Directors of Sequana Therapeutics, Inc., a publicly traded biotechnology company, from May 1995 until January 1998. Mr. Lerner served as Chairman of the Board of Directors and of the Executive Committee of Hoffmann-La Roche, Inc., a pharmaceutical and health care company, from January 1993 until his retirement in September 1993, and also served as President and Chief Executive Officer from 1980 through December 1992. Mr. Lerner also serves on the Boards of the publicly traded corporations of Covance, Inc. and AXYS Pharmaceuticals. He serves on the Boards of Project Hope and the New Jersey Chamber of Commerce, where he chairs the Governor's Council for a Drug-Free Workplace. Mr. Lerner served for 12 years on the Board of the Pharmaceutical Manufacturers' Association, where he chaired the Associations's FDA Issues Committee. Mr. Lerner received a B.S. and an M.B.A. from Rutgers University. He is currently Distinguished Executive-in-Residence at Rutgers University Graduate School of Management. Mr. Lerner is also a director of Public Service Enterprise Group Incorporated, a publicly traded diversified public utility holding company and Humana Inc., a publicly traded health care company and AXYS Pharmaceuticals, Inc., a publicly traded biotechnology company.

         Dr. W. Leigh Thompson, Jr. (age 59) was appointed to the Board of
         --------------------------
Directors of the Company effective April 12, 1996. Dr. Thompson is currently the President and Chief Executive Officer of Profound Quality Resources Ltd., consultants to the health care industry. In 1994, Dr. Thompson was the Chief Scientific Officer of Eli Lilly and Company. From 1982 until 1994, Dr. Thompson held various management positions with Lilly Research Laboratories, a subsidiary of Eli Lilly and Company, including Executive Director, Clinical Investigation and Regulatory Affairs (1982-1986), Vice President (1986-1988), Group Vice President (1988-1993) and Executive Vice President (1993-1994) in charge of all of that company's pharmaceutical and animal health research except process chemistry. Dr. Thompson was also a Professor of Medicine at Indiana University from 1984 to 1995. Dr. Thompson received a B.S. from the College of Charleston, M.S. and Ph. D. in Pharmacology from the Medical University of South Carolina and an M.D. from The Johns Hopkins University. Dr. Thompson is a director of BAS, Inc., DepoMed, Inc., Guilford Pharmaceuticals, Inc., Corvas International, Inc., Ergo Science Corp., Orphan Medical, Inc. and DNX/Chrysalis, Inc., publicly traded biotechnology companies, as well as Ontogeny, Inc., Inspire Pharmaceutiacals, LaJolla Pharmaceuticals and Ophidian Pharmaceuticals, Inc., privately held biotechnology companies .

Incumbent Class II Directors - Terms Expiring in 1999

         Dr. Michael W. Fanger (age 57) has been a director and Chairman of the
         ---------------------
Company's Scientific Advisory Board since its inception in 1987 and was Secretary of the Company from May 18, 1990 to April 3, 1991. Dr. Fanger has been Chairman of the Department of Microbiology at Dartmouth Medical School since July, 1992 and a Professor of Microbiology and Medicine since 1981. Dr. Fanger has served as a scientific consultant to Verax Corporation, a biomedical products manufacturing company, and as an invited lecturer at the Amos Tuck School of Business of Dartmouth College. Dr. Fanger and the Company were principal organizers of the first international conference on bispecific antibodies held in the United States in 1989, the second international conference held in France in 1990 and the fourth international conference held in the United States in 1995. He is a graduate of Wabash College and received a Ph.D. degree in Biochemistry from Yale University.

         Michael A. Appelbaum (age 52), Executive Vice President -Finance and
         --------------------
Administration, Secretary, Treasurer, Chief Financial Officer and President and Chief Operating Officer of GenPharm, joined the Company on a full-time basis on July 29, 1991. From April 3, 1991 to July 29, 1991, Mr. Appelbaum was a consultant to the Company acting as the Secretary, Treasurer, Chief Financial Officer and a director of the Company. From 1990 until July 1991, he was Vice President and Chief Financial Officer of Hatco Corporation, a chemical manufacturing company. From April 1, 1989 to November, 1989, he was Vice President and Chief Financial Officer of Ingersoll Publications, Inc. He was Chief Operating Officer from 1988 to 1989 and Vice President, Treasurer and Chief Financial Officer from 1986 to 1989 of Essex Chemical Corporation. Mr. Appelbaum, who has been employed as a certified public accountant with Ernst & Young LLP, is also an attorney. He graduated from Fairleigh Dickinson University and Suffolk University School of Law.

Incumbent Class I Directors - Terms Expiring in 2000

         Charles R. Schaller (age 62) was Chairman of the Board of Directors of
         -------------------
the Company since its inception in 1987 until May of 1997. Since 1989, Mr. Schaller has been a chemical industry management consultant and is currently a Director and the Secretary of Astro Power, Inc., a publically traded company engaged in the commercialization of silicon film solar cells which completed its initial public offering on February 13, 1998. From 1985-1989, he was President and Chief Executive Officer of Essex Vencap, Inc., the business development subsidiary of Essex Chemical Corporation, until 1988 a New York Stock Exchange listed manufacturing company. Mr. Schaller holds a bachelor's degree in Engineering from Yale University and is a graduate of the program in management development at Harvard Business School.

         Dr. Donald L. Drakeman (age 44) has been President, Chief Executive
         ----------------------
Officer and a director of the Company since its inception in 1987. From 1982 until he joined the Company on a full-time basis in 1989, Dr. Drakeman served as General Counsel of Essex Chemical Corporation. He was named a Vice President of Essex Chemical Corporation in 1988 and he served as President of one of its subsidiaries, which developed and invested in biopharmaceutical companies, including the Company, from 1988 to 1989. From 1979 until 1982, he was a corporate attorney with the firm of Milbank, Tweed, Hadley & McCloy, concentrating on mergers and acquisitions. Dr. Drakeman graduated from Dartmouth College and holds a law degree from Columbia University, where he was a Harlan Fiske Stone scholar, and a Ph.D. in the humanities from Princeton University, where he has served as a member of the faculty.

         Robert Iggulden (age 56) has been a director since May, 1996. Mr.
         ---------------
Iggulden has been the Chairman and Managing Director of Openview Limited, an English venture capital firm, since 1990. From 1987 to 1990, Mr. Iggulden was a Corporate Finance Limited Director of Johnson Fry Corporate Finance Limited, an English investment banking firm. Mr. Iggulden is also a member of the investment review team of Rothschild Asset Management Limited.

EXECUTIVE OFFICERS

         The executive officers of the Company are Dr. Donald L. Drakeman-President and Chief Executive Officer, Michael A. Appelbaum-Executive Vice President - Finance and Administration, Secretary, Treasurer and Chief Financial Officer, Dr. Randall T. Curnow - Senior Vice President and Chief Medical Officer, Dr. Yashwant M. Deo-Senior Vice President - Operations, Research and Development and Regulatory Compliance and Dr. Lisa N. Drakeman-Vice President. Set forth below is certain information concerning Dr. Randall T. Curnow, Dr. Yashwant M. Deo and Dr. Lisa N. Drakeman.

         Dr. Randall T. Curnow (age 55), Senior Vice President and Chief Medical
         ---------------------
Officer, joined the Company on May 20, 1996. Prior to joining the Company, Dr. Curnow served as Vice President, Health Science Affairs from September 1993 to September 1995 and Vice President, Regulatory Affairs from December 1990 to September 1993 at Glaxo, Inc. He served as Vice President, Clinical Research and Development at G.H. Besselaar Associates from July 1989 to December 1990. From January 1989 to June 1989, he served as Vice President, Clinical Investigation at Smith Kline & French. He served as Director, Clinical Investigations from March 1986 to December 1987 at E.I. du Pont de Nemours & Co., Inc., and as Director, Clinical Investigations from July 1984 to March 1986 at Eli Lilly and Company. Dr. Curnow served on the University of Virginia School of Medicine faculty from 1974 to 1984 and received both his B.S. degree and M.D. degree from the University of Nebraska.

         Dr. Yashwant M. Deo (age 44), Senior Vice President-Operations,
         -------------------
Research and Development and Regulatory Compliance, joined the Company on July 15, 1993. Dr. Deo served as Vice President of Process Development from June 1992 to July 1993 and as Director of Cell Culture R&D at Centocor Inc. from July 1988 to June 1992. From 1984 to 1988 he held various positions including Senior Scientist, Group Leader and Manager in Biochemical Engineering and Biotechnology Development Departments of Schering-Plough Corporation. He served as a staff scientist in Biochemical Engineering Department of Integrated Genetics from December 1983 to July 1984. Dr. Deo received his Bachelor of Science degree from the University of Poona (India), Master of Science degree from G.B. Pant University (India) and Ph.D. degree in Fermentation Technology from the University of Calgary (Canada), where he was an I.W. Killam Scholar.

         Dr. Lisa N. Drakeman (age 44), Vice President, joined the Company in
         --------------------
1989 on a part-time basis and on a full-time basis in 1991. Dr. Drakeman served on the Princeton University faculty during 1989 -1992, and as Assistant Director of the Princeton Alumni Council, an office of the Public Affairs Department, during 1990 - 1991. She serves as a member of the Prosperity New Jersey Board of Trustees and on the Corporate Advisory Council of the Association for the Advancement of Women's Health. In 1995, she received the Advocate of the Year Award from the Biotechnology Industry Organization (BIO). She also Chairs the BIO Capital Formation Task Force. Dr. Drakeman graduated from Mount Holyoke College, received an M.A. degree from Rutgers University, and a Ph.D. in the humanities from Princeton University.

EXECUTIVE COMPENSATION

Report of the Compensation and Stock Option Committees on Executive Compensation

         General. The Compensation and Stock Option Committees of the Board of Directors (collectively sometimes hereinafter referred to as the "Committee") are currently composed entirely of outside, non-employee directors. The Compensation Committee determines the base salaries and the amount of annual bonus awards to be paid, if any, to the executive officers. The Stock Option Committee administers the Plans under which stock option grants may be made to executive officers and other employees.

         Compensation Policy and Components of Compensation. The Committee's fundamental executive compensation philosophy is to enable the Company to attract and retain key executive personnel and to motivate those executives to achieve the Company's objectives. The Company is still in its research and development phase and has not yet achieved profitability; therefore, some of the traditional methods of evaluating executive performance, such as profit levels and return on equity, would be inappropriate. Accordingly, assessment of each executive's performance is based on attainment of his or her specific personal objectives in light of the Company's overall annual strategic goals. Among other things, the Committee examines three specific areas in formulating the compensation packages of the Company's executive officers. These areas, followed by specific inquiries made by the Committee within such areas, are as follows:

Company Performance:
-------------------

         o The extent to which key research, clinical, product manufacturing and financial objectives of the Company have been met during the preceding fiscal year.

         o       The development, acquisition and licensing of key technology.

         o The achievement by the Company of certain milestones, whether specified in agreements with third party collaborators or determined internally.

Executive Performance:
---------------------

         o An executive's involvement in and responsibility for the development and implementation of strategic planning and the attainment of strategic and operating objectives of the Company.

         o The participation by an executive in the relationship between the Company and the investment community.

         o The involvement of an executive in personnel recruitment, retention and morale.

         o The responsibility of the executive in working within the budgets, controlling costs and other aspects of expense management.

Other Factors:
-------------

         o The necessity of being competitive with companies in the biotechnology industry, taking into account relative company size, stage of development, performance and geographic location as well as individual responsibilities and performance.

         Each executive officer's compensation package is reviewed annually and is comprised of up to three components: base salary, cash bonuses and stock options. In addition to these components, executive officers of the Company are eligible to participate in all employee benefit programs generally available to all other Company employees.

         Base Salary. In setting the base levels for each executive officer, the Compensation Committee reviews surveys and other available information on the base salaries of executive officers in comparable positions in other biotechnology companies. Factors considered include, but are not limited to, company size, stage of development of a company's products and geographic location. The Compensation Committee also considers the individual experience level and actual performance of each executive officer in light of the Company's needs and objectives.

         Bonus Awards. The Company does not have formal incentive or bonus plans for executives. As part of the review and setting of annual compensation, annual cash bonuses tied to the achievement of certain specific corporate objectives and milestones have to date been awarded to Dr. Donald L. Drakeman, Michael A. Appelbaum, Dr. Randall T. Curnow, Dr. Yashwant M. Deo and Dr. Lisa N. Drakeman. Awards have been, and are expected to continue to be, based on the attainment by the Company of annual milestones and accomplishments identified by the Board of Directors and are granted at the discretion of the Compensation Committee.

         Stock Option Plans. Subject to the terms of the Plans, the Stock Option Committee has the authority to determine all terms and provisions under which options are granted under the Plans, including the individuals to whom such options may be granted. The Plans may be amended by the shareholders of the Company. They may also be amended by the Board of Directors without approval by the shareholders except to the extent that shareholders' approval is required to ensure favorable tax treatment for incentive stock options or to ensure qualification of the Plans under federal securities laws. Options generally vest at various times in excess of six months from their date of grant, and are intended as incentive and motivation for the Company's executive officers, as well as to align the interest of those officers more closely with those of the Company's shareholders in advancing corporate objectives. All executive officers have been awarded stock options under the Plans.

         In addition to incentive stock options granted under the Plans, the Stock Option Committee also has the authority to grant, at its discretion, non-qualified options as well as other stock based awards to certain individuals, including executive officers of the Company. To date, non-qualified options have been granted to all executive officers. Awards of restricted stock have also been granted under the Plans.

         All options granted under the Plans were granted with exercise prices equal to or greater than the fair market value of the Company's Common Stock on the date of grant.

         Compensation of the Chief Executive Officer. Effective July 1, 1997, Dr. Donald L. Drakeman's annual base salary was increased from $325,000 to $345,000, an increase of approximately 6%. This increase in Dr. Drakeman's base salary was determined in accordance with the criteria outlined above, the Compensation Committee's evaluation of the Company's overall performance as well as Dr. Drakeman's individual performance. Also in March 1998, Dr. Drakeman was awarded a cash bonus of $ 97,500 based upon the evaluation by the Compensation Committee of the achievement of product development and other specific strategic milestones set by the Compensation Committee in connection with the review of Dr. Drakeman's compensation for 1997.

           Dr. Drakeman's key accomplishments included:

       o Identifying, negotiating and completing two strategic acquisitions which enhanced the Company's technology base and product portfolio.

       o Establishment of an important corporate partnership regarding the development of new products based on the Company's technology.

       o Moving the Company's products through research and development into clinical trials.

       o Initiating research and clinical trial collaborations with universities, medical schools and other non-profit institutions.

       o Obtaining equity and other financing to support the Company's product development efforts.

       o Initiating discussions with potential corporate partners for the development of the Company's existing products.

       o Maintaining and developing the Company's relationships with the investment community.

       o Recruitment of senior management and further strengthening the Company's research development and general management capabilities.

Based on its evaluation of Dr. Drakeman's performance, the Compensation and Stock Option Committees believe that Dr. Drakeman's compensation level is appropriate and in line with his peers in the industry.

Compensation and Stock Option Committees of the Board of Directors

          Stock Option Committee                  Compensation Committee
          ----------------------                  ----------------------

          Irwin Lerner                            Irwin Lerner
          Dr. Michael W. Fanger                   Charles R. Schaller
                                                  Dr. Julius A. Vida

         The report of the Compensation and Stock Option Committees shall not be deemed incorporated by reference by any general statement of incorporation by reference of this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this report by reference.

Compensation Committee and Stock Option Committee Interlocks and Insider Participation

         The Stock Option Committee is comprised of Irwin Lerner and Dr. Michael
W. Fanger. The Compensation Committee is comprised of Irwin Lerner, Charles R. Schaller and Dr. Julius A. Vida. None of these directors has been an officer or employee of the Company during the past three years. No Compensation Committee and Stock Option Committee interlocks exist between the Company and another entity.

Summary Compensation Table

         The following table (the "Summary Compensation Table") sets forth the annual and long-term compensation paid to each of the Company's most highly compensated executive officers for the years ended December 31, 1995, 1996 and 1997. See "--Employment and Related Agreements" below.

                                                        Summary Compensation Table

                                    Annual Compensation                  Long Term Compensation
                                    -------------------                  ----------------------
                                                                                                Long
   Name and Principal                                             Restricted    Stock           Term
   ------------------                                               Stock       Option/       Incentive         All Other
       Position               Year       Salary       Bonus(1)      Awards      SARs(2)       Payouts(2)      Compensation(3)
       --------               ----       ------       --------      ------      -------       ----------      ---------------

Donald L. Drakeman            1997      $335,000       $97,500       $ -         71,000         $ -              $ 4,750
President and Chief           1996       312,500        97,500         -         20,000           -                4,750
Executive Officer             1995       271,500        75,000         -         50,000           -                4,620

Yashwant M. Deo               1997       280,709        80,000                   29,000           -               23,372 (4)
Senior Vice President -       1996       260,000        65,000                   20,000           -               25,011 (5)
Operations, Research          1995       232,500        60,000      156,250( 6)  30,000           -               43,323 (7)
and Development and
Regulatory Compliance

Randall T. Curnow             1997       256,500        60,000                    8,000                           81,979 (8)
Senior Vice President -       1996       250,000(9)     60,000           -      120,000           -               47,266(10)
Chief Medical Officer

Michael A. Appelbaum          1997       252,500        75,000                   64,000           -                4,750
Executive Vice                1996       225,000        80,000           -       40,000           -                4,750
President - Finance and       1995       202,500        50,000      93,750(1 1)  30,000           -                4,620
Administration,
Secretary, Treasurer
and Chief Financial
Officer

Lisa N. Drakeman              1997       129,793        40,000           -       57,000           -                3,180
Vice President                1996       115,000        30,000           -       20,000           -                3,477
                              1995       103,000        25,000           -       10,000           -                2,390


--------------------
(1) A portion of each of the named executive officer's cash compensation for each year shown was paid in the first quarter of the year following the year shown and is reported in this table as bonus.
(2) The Company has not granted any stock appreciation rights (SARs) or made any long term incentive payouts.
(3) Unless otherwise specified, represents Company matching funds under the Company's 401(k) Plan.
(4) Includes $4,750 of Company matching funds under the Company's 401(k) Plan and reimbursement in the amount of $18,622 for certain living expenses.
(5) Includes $4,750 of Company matching funds under the Company's 401(k) Plan and reimbursement in the amount of $20,261 for certain living expenses.
(6) At December 31, 1995, Dr. Deo had received a total of 25,000 shares of restricted stock with an aggregate value of $156,250, based on a closing market price of $6.25 on December 15, 1995, the date of grant. All stock subject to such restricted stock awards vested on June 15, 1996.
(7) Includes $4,620 of Company matching funds under the Company's 401(k) Plan and reimbursement in the amount of $20,628 for relocation expenses and $18,075 for certain living expenses.
(8) Includes $4,750 of Company matching funds under the Company's 401(k) Plan and reimbursement in the amount of $77,229 for certain living expenses.
(9) Represents Dr. Curnow's 1996 stated annual salary. Dr. Curnow began his employment with the Company on May 20, 1996 and received $153,846 in salary during 1996.
(10) Represents reimbursement for certain living expenses.
(11) At December 31, 1995, Mr. Appelbaum had received a total of 15,000 shares of restricted stock with an aggregate value of $93,750, based on a closing market price of $6.25 on December 15, 1995, the date of grant. All stock subject to such restricted stock awards vested on June 15, 1996.

Stock Option Table

    The following table sets forth information concerning stock options granted during the year ended December 31, 1997 to each of the Company's most highly compensated executive officers named in the Summary Compensation Table. In addition, in accordance with the rules of the Commission, the table shows the hypothetical gains for such options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                                                    Potential Realizable
                                                                                                      Value at Assumed
                                                                                                    Annual Rates of Stock
                                             Option Grants in Last Fiscal Year                      Price Appreciation for
                                                     Individual Grants                                  Option Term(3)
                                -----------------------------------------------------------------   -------------------------

                                                    % of Total
                                                   Options/SARs
                                 Options/SARs       Granted to        Exercise or
                                   Granted         Employees in       Base Price      Expiration
    Name                            (#)(1)         Fiscal Year       ($/Share)(2)       Date         5% ($)          10% ($)
    ----                        ---------------    ------------      ------------      -------       ------          -------

Donald L. Drakeman                  71,000              8 %             $4.50           9/4/07       $200,932       $509,201
Randall T. Curnow                    8,000              1                4.50           9/4/07         22,640         57,375
Yashwant M. Deo                     29,000              3                4.50           9/4/07         82,071        207,983
Michael A. Appelbaum                64,000              7                4.50           9/4/07        181,122        458,998
Lisa N. Drakeman                    57,000              7                4.50           9/4/07        161,311        408,795


----------------------
(1) All options may be exercised at any time before the expiration date so long as employment with the Company continues; provided, however, that the options may be exercised within twelve months after the death of the optionee or three months after the termination of the optionee's employment as the result of disability. No SARs have been granted by the Company under the Plans.

(2) All grants were made at 100% of fair market value as of the date of grant.

(3) The "potential realizable value" shown will be achieved only if the options have been held for the full ten years and the stock price has appreciated at the assumed rate. For the named executive officers, the value is calculated from the option price per share of options granted in fiscal year 1997. Potential realizable value is listed for illustration purposes only. The values disclosed are not intended to be and should not be interpreted as representations or projections of future value of Company stock or of the stock price.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

    The following table presents the number and value of unexercised options held by each of the Company's most highly compensated executive officers named in the Summary Compensation Table at December 31, 1997, distinguishing between options that are exercisable and those that are not exercisable. No options were exercised by any of the executive officers named in the Summary Compensation Table during the 1997 fiscal year.


               Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values(1)

                          Shares
                         Acquired                          Number of Unexercised              Value of Unexercised In-the-
                            on             Value              Options/SARs at                      Money Options/SARs
                         Exercise       Realized(2)           Fiscal Year End                  at Fiscal Year End ($)(3)
                                                             -----------------                 -------------------------
     Name                  (#)              ($)          Exercisable Unexercisable              Exercisable Unexercisable
     ----                 -----            -----         ----------- -------------              ----------- -------------

Donald L. Drakeman          -                -             519,000      71,000                   $2,112,450    $53,250

Michael A. Appelbaum        -                -             250,000      64,000                      267,490     48,000

Yashwant M. Deo             -                -             208,400      29,000                      153,350     21,750

Randall T. Curnow           -                -             120,000       8,000                       - 0 -       6,000

Lisa N. Drakeman            -                -              47,750      57,000                       20,013     42,750


(1) All options were granted at 100% of fair market value on the date of grant. Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Company withhold shares otherwise issuable under the option with a fair market value equal to such obligations.

(2) Fair market value of underlying securities at exercise minus the exercise price.

(3) Based upon the last reported sale price of the Company's Common Stock on the Nasdaq National Market of $5.25 on December 31, 1997.

       The Company has not deferred payment of any cash compensation payable to executive officers of the Company for services rendered during the last fiscal year. No executive officer of the Company received compensation not reported in the Summary Compensation Table, other than pursuant to the Plans, in excess of $50,000 or 10% of the compensation reported in the Summary Compensation Table.

Employment and Related Agreements

       The Company has entered into an employment agreement with Dr. Donald L. Drakeman pursuant to which he is employed as the Company's President and Chief Executive Officer. Dr. Drakeman's current salary is $345,000, which the Board of Directors may increase at its discretion. See "-Report of the Compensation and Stock Option Committees on Executive Compensation." Dr. Drakeman also receives additional benefits that are generally provided other employees of the Company. The agreement expires on October 1, 2001, and is automatically renewed for successive one year terms unless the Company or Dr. Drakeman elects not to renew. If the agreement is not renewed by the Company, Dr. Drakeman is entitled to one year's severance pay, subject to reduction if Dr. Drakeman finds alternative employment during that period. If the Company terminates Dr. Drakeman's employment without cause, Dr. Drakeman is entitled to two full years' severance pay, depending on the date of termination. In the event of a change in control of the Company, Dr. Drakeman has the right to terminate the agreement on 90 days' written notice to the Company. In such event, the Company shall pay Dr. Drakeman an amount equal to one full year's salary. Dr. Drakeman has the right to resign voluntarily upon giving the Company 90 days' prior notice, in which case he will be subject to a noncompetition covenant for a period of one year from the date of termination. If Dr. Drakeman elects not to renew his employment for the 1998 calendar year, he will be subject to a noncompetition covenant for a period of one year from the date he gives notice of nonrenewal. If Dr. Drakeman elects not to renew his employment beyond the 1998 calendar year, Dr. Drakeman will not be subject to a noncompetition covenant. Noncompetition agreements are not always enforceable due to public policy limitations existing in various states and the difficulty of obtaining injunctive relief.

    The Company has entered into an employment agreement with Michael A. Appelbaum pursuant to which he is employed as the Company's Executive Vice President - Finance and Administration, Chief Financial Officer, Secretary, Treasurer and President and Chief Operating Officer of GenPharm. Mr. Appelbaum's current salary is $270,000 and may be periodically increased by the Board of Directors. The agreement expires on October 1, 2001 and is automatically renewed for successive one year terms unless the Company or Mr. Appelbaum elects not to renew. If the agreement is not renewed by the Company, Mr. Appelbaum is entitled to one year's severance pay. The agreement contains prohibitions against the disclosure of any confidential information concerning the business, accounts, or finances of the Company. It also contains covenants not to compete which are subject to differing qualifications upon termination with cause, without cause, non-renewal, and upon a change of control. Further, the agreement provides for two full years' salary to be paid to Mr. Appelbaum in the event he is terminated without cause. In the event of a change of control of the Company, Mr. Appelbaum shall also be entitled to receive one full year's salary in the event he elects to terminate his employment or he is terminated for cause within one year after such change of control.

    The Company has entered into an employment agreement with Dr. Yashwant M. Deo pursuant to which he is employed as the Company's Senior Vice President-Operations, Research and Development and Regulatory Compliance. Dr. Deo's current salary is $283,000 and may be periodically increased by the Board of Directors. The agreement expires on October 1, 2001 and is automatically renewed for successive one year terms unless the Company or Dr. Deo elects not to renew. If the agreement is not renewed by the Company, Dr. Deo is entitled to one year's severance pay. The agreement contains prohibitions against the disclosure of any confidential information concerning the business, accounts or finances of the Company. It also contains covenants not to compete which are subject to differing qualifications, upon termination with cause, without cause, non-renewal, and upon a change of control. Further, the agreement provides for one full year's salary to be paid to Dr. Deo in the event he is terminated without cause. In the event of a change of control of the Company, Dr. Deo shall also be entitled to receive two years' salary in the event he elects to terminate his employment or he is terminated for cause within one year of such change of control.

    The Company has entered into an employment agreement with Dr. Randall T. Curnow pursuant to which he is employed as the Company's Senior Vice President and Medical Director. Dr. Curnow's current salary is $263,000 and may be periodically increased by the Board of Directors. The agreement expires on May 20, 1999 and is automatically renewed for successive one year terms unless the Company or Dr. Curnow elects not to renew. If the agreement is not renewed by the Company, Dr. Curnow is entitled to one year's severance pay. The agreement contains prohibitions against the disclosure of any confidential information concerning the business, accounts or finances of the Company. It also contains covenants not to compete which are subject to differing qualifications, upon termination with cause, without cause, non-renewal, and upon a change of control. Further, the agreement provides for one full year's salary to be paid to Dr. Curnow in the event he is terminated without cause. In the event of a change of control of the Company, Dr. Curnow shall also be entitled to receive two years' salary in the event he elects to terminate his employment or he is terminated for cause within one year of such change of control.

    The Company has entered into a consulting agreement with Dr. Michael W. Fanger, one of the Company's Scientific Founders, pursuant to which Dr. Fanger has agreed to perform certain consulting services for the

Company and agreed that any of his future inventions relating to the Company's core technology would be assigned to the Company. The terms of this agreement expires in July of each calendar year, and is automatically extended indefinitely for additional one year-terms unless notice is given by either party of its election not to so extend the agreements.

    The Company maintains a consulting agreement with Dr. Julius A. Vida pursuant to which Dr. Vida has agreed to perform certain consulting services relating to the development of corporate partnerships and licensing programs. Under the terms of this agreement, Dr. Vida will receive $1,600 per month plus $1,600 per day for each day of service in excess of 12 days per calendar year. Dr. Vida will also be reimbursed for all reasonable out-of-pocket expenses incurred in connection with services provided at the Company's request. The agreement will be automatically renewed for so long as Dr. Vida remains a member of the Company's Board of Directors.

    The Company maintains a consulting agreement with Irwin Lerner, pursuant to which Mr. Lerner has agreed to perform certain consulting services relating to strategic planning and the development of corporate partnerships. Under the terms of this agreement, Mr. Lerner will receive $2,500 per month during the term of the agreement. Mr. Lerner will also be reimbursed for all reasonable out-of-pocket expenses incurred in connection with services provided at the Company's request. The agreement will be automatically renewed for so long as Mr. Lerner remains a member of the Company's Board of Directors.

    The Company maintains a consulting agreement with Dr. W. Leigh Thompson, Jr., pursuant to which Dr. Thompson has agreed to perform certain consulting services relating to strategic planning and the development of corporate partnerships. Under the terms of this agreement, Dr. Thompson will receive $1,200 per month during the term of the agreement. Dr. Thompson will also be reimbursed for all reasonable out-of-pocket expenses incurred in connection with services provided at the Company's request. The agreement will be automatically renewed for so long as Dr. Thompson remains a member of the Company's Board of Directors.

    In addition, the Company maintains an arrangement with Charles R. Schaller pursuant to which Mr. Schaller provides business and strategic planning services and it is not anticipated that he will receive more than $2,000 per month. Mr. Schaller will also be reimbursed for all reasonable out-of-pocket expenses incurred in connection with services provided at the Company's request.

    The Company requires its employees to execute confidentiality and nondisclosure agreements upon the commencement of employment with the Company. The agreements provide that all inventions or discoveries by the employee related to the Company's business and all confidential information developed or made known to the employee during the term of employment shall be the exclusive property of the Company and shall not be disclosed to third parties without prior approval of the Company. As indicated above, however, public policy limitations and the difficulty of obtaining injunctive relief may impair the Company's ability to enforce the non-competition and nondisclosure covenants made by its employees.

Stock Price Performance Graph

    The graph and table below compare the cumulative total stockholder return on an annual basis for the Company's Common Stock against the cumulative total returns on the Nasdaq Stock Market Index (U.S.) and a peer group selected by the Company for the period from December 31, 1992 through December 31, 1997. The peer group consists of the following biotechnology companies: Imclone Systems, Inc.; Protein Design Labs, Inc.; Xoma Corporation; Cytogen Corporation; Idec Pharmaceuticals Corporation; Immunogen, Inc.; Cantab Pharmaceuticals plc; NeoRx Corporation; and Immunomedics, Inc. The relevant information with respect to the peer group was furnished by Research Data Group.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG MEDAREX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                               AND A PEER GROUP


                             [GRAPH APPEARS HERE]

                                             12/31/92   12/31/93   12/31/94   12/31/95  12/31/96   12/31/97
Medarex, Inc..............................     $100       $ 97       $ 36       $ 89       $ 88      $ 66
Peer Group................................     $100       $ 63       $ 35       $ 65       $ 82      $ 81
Nasdaq Stock Market Index (U.S.)..........     $100       $115       $112       $159       $195      $240


* The above graph and table assume $100 invested on December 31, 1992, with all dividends reinvested, in each of the Company's Common Stock, the Nasdaq Stock Market Index (U.S.) and the peer group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of April 3, 1998, the ownership of the Company's Common Stock held by (i) each person who owns of record or who is known by the Company to own beneficially more than 5% of such Common Stock, (ii) each of the executive officers and directors of the Company, and (iii) all of the Company's officers and directors as a group. As of such date, the Company had 22,188,986 shares of Common Stock issued and outstanding. The number of shares and the percentage of class beneficially owned by the persons named in the table and by all executive officers and directors as a group is presented in accordance with Rule 13d-3 of the Exchange Act and includes, in addition to shares actually issued and outstanding, unissued shares which are subject to issuance upon exercise of options and/or warrants within 60 days of April 3, 1998.

                                                            Amount and Nature of
                                                                 Beneficial         Percent
Officers, Directors and Principal Stockholders                  Ownership(1)         Owned
----------------------------------------------                  ------------         -----

Dr. Donald L. Drakeman(2)..................................        699,525            3.1%

Dr. Michael Fanger(3)......................................        586,025            2.6%

Michael A. Appelbaum(4)....................................        315,850            1.4%

Charles R. Schaller(5).....................................        306,925            1.4%

Dr. Yashwant M. Deo(6).....................................        237,400            1.1%

Dr. Lisa Drakeman(7).......................................        135,286              *

Dr. Randall T. Curnow(8)...................................        128,000              *

Irwin Lerner(9)............................................        91,000               *

Mr. Julius A. Vida(10).....................................        65,768               *

Dr. W. Leigh Thompson, Jr.(11).............................        53,000               *

Robert Iggulden(12)........................................        53,000               *

All officers and directors as a group (eleven persons)(13)      2,671,779            11.1%


-------------------------
(1) The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them subject to community property laws where applicable and the information contained in this table and these notes.

(2) Does not include 135,286 shares beneficially owned by Dr. Lisa N. Drakeman, Dr. Donald L. Drakeman's wife. Dr. Donald L. Drakeman disclaims beneficial ownership of such shares. Includes 590,000 shares issuable pursuant to immediately exercisable options.

(3) Includes 135,000 shares issuable pursuant to immediately exercisable options to purchase Common Stock and 80,000 shares held by Dr. Fanger's wife.

(4) Includes 314,000 shares issuable pursuant to immediately exercisable options.

(5) Includes 120,800 shares issuable pursuant to immediately exercisable options.

(6) Represents 237,400 shares issuable pursuant to immediately exercisable options.

(7) Does not include 699,525 shares beneficially owned by Dr. Donald L. Drakeman, Dr. Lisa N. Drakeman's husband. Dr. Lisa N. Drakeman disclaims beneficial ownership of such shares. Includes 15,536 shares of Common Stock held in trust for the benefit of Cynthia and Amy Drakeman, Dr. Drakeman's minor children. Dr. Lisa N. Drakeman is the trustee of such trusts. Also, includes 104,750 shares issuable pursuant to immediately exercisable options.

(8) Represents 128,000 shares issuable pursuant to immediately exercisable options. (9) Includes 86,000 shares issuable pursuant to immediately exercisable options.

(10) Includes 62,500 shares issuable pursuant to immediately exercisable options. Also, includes 103 shares held by Dr. Vida's son and 1,165 shares held by Dr. Vida's wife.

(11) Represents 53,000 shares issuable pursuant to immediately exercisable options.

(12) Represents 53,000 shares issuable pursuant to immediately exercisable options.

(13) Includes 1,884,450 shares issuable pursuant to immediately exercisable options.

*       Less than 1%.

SECTION 16(a) REPORTING

     Under the securities laws of the United States, the Company's directors, its executive officers (and certain other officers), and any persons holding ten percent or more of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1997. All of these filing requirements were satisfied by its directors and executive officers.

PROPOSAL 2 - APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP acted as the independent auditors for the Company for the fiscal year ended December 31, 1997 and has been selected by the Audit Committee of the Board of Directors to act as independent auditors for the Company for the current fiscal year. Although the selection and appointment of independent auditors is not required to be submitted to a vote of shareholders, the directors have decided to ask the shareholders to ratify the appointment.

     Required Vote for Approval of Appointment of Independent Auditors. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present at the Annual Meeting, in person or by proxy, a quorum being present, is required for the ratification of the appointment of independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY

FOR THE FISCAL YEAR 1998.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OTHER MATTERS

General

     The Board of Directors of the Company knows of no other matters to come before the Annual Meeting, other than that which is set forth herein and in the accompanying Notice of Annual Meeting. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxies as in their discretion they may deem advisable.

Expenses of Solicitation

     The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. The solicitation will be made by mail. The Company will supply brokers or persons holding shares of record in their names or in the names of their nominees for other persons, as beneficial owners, with such additional copies of proxies, proxy materials and Annual Reports as may reasonably be requested in order for such record holders to send one copy to each beneficial owner, and will, upon request of such record holders, reimburse them for their reasonable expenses in mailing such material.

     Certain directors, officers and employees of the Company, not especially employed for this purpose, may solicit proxies, without additional remuneration therefor, by mail, telephone, telegraph or personal interview.

Shareholders' Proposals for Next Annual Meeting

     Shareholders' proposals submitted pursuant to Rule 14a-8 of the Exchange Act intended to be presented at the 1999 Annual Meeting of Shareholders of the Company, tentatively scheduled for Thursday, May 20, 1999, must be received by the Company at its offices shown on the first page of this Proxy Statement by December 1, 1998, for inclusion in the Company's proxy statement and form of proxy relating to such Meeting.

ANNUAL REPORT

     The Company's 1997 Annual Report to Shareholders (which includes financial statements for the fiscal year ended December 31, 1997) accompanies this Proxy Statement but is not to be deemed part of this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Securities and Exchange Commission is available to shareholders without charge upon written request to the Company's principal office to the attention of the Secretary.

                        By Order of the Board of Directors

                            /s/ MICHAEL A. APPELBAUM

                               MICHAEL A. APPELBAUM
                 Executive Vice President - Finance and Administration,
                    Chief Financial Officer, Secretary and Treasurer

Annandale, New Jersey
April 20, 1998

                                 MEDAREX, INC.
                              1545 Route 22 East
                          Annandale, New Jersey 08801

 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 1998

     This Proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby appoints DONALD L. DRAKEMAN and MICHAEL A. APPELBAUM and each of them, attorneys and proxies, with full power of substitution, and authorizes them to vote all shares of Common Stock of Medarex, Inc. held of record by the undersigned on April 3, 1998, at the Annual Meeting of Shareholders to be held on May 21, 1998, and any adjournments thereof, hereby revoking all previous proxies, with all powers the undersigned would possess if present, on all matters mentioned in the Notice of Annual Meeting dated April 20, 1998, as follows:

           INSTRUCTIONS: MARK ONLY ONE BOX FOR EACH NUMBERED MATTER

The following matters have been proposed by the Company:

(1) The election of three Class III Directors each for a term to expire in 2001
    - Nominees: Dr. Julius A. Vida, Irwin Lerner and Dr. W. Leigh Thompson, Jr.

          [_] FOR nominees listed          [_] WITHHOLD AUTHORITY
                                               to vote for nominee(s)

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) on the line below).

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(2) The ratification of the appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

        [_] FOR                 [_] AGAINST                [_] ABSTAIN

(3) In their discretion, to vote upon such other business as may properly come before the Annual Meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 and 2.

                   Please sign exactly as name appears hereon, indicating official position or representative capacity, if any. If shares are held jointly, both owners must sign.
                   I plan to attend the meeting. [_] YES [_] NO


                       Dated:           , 1998
                             -----------
                              Month Day

                   Signature:
                             -----------------

                   Signature:
                             -----------------

Please mark, date, sign and return this Proxy promptly, using the enclosed envelope.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       2